UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 19, 2010

NEDAK ETHANOL, LLC
(Exact name of registrant as specified in its charter)

NEBRASKA	333-130343	20-0568230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

87590 Hillcrest Road, P.O. Box 391, Atkinson, Nebraska	68713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(402) 925-5570

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 19, 2009, NEDAK Ethanol, LLC (the “Company”) entered into a Settlement Agreement and Mutual Release (the “Agreement”) with Delta-T Corporation (“Delta-T”), Bateman Engineering Inc. (“Bateman Engineering”), and Bateman-Litwin N.V. (collectively with Bateman Engineering, “Bateman”).  Pursuant to the Agreement, Delta-T and Bateman authorized the Company to draw $3,000,000 from a letter of credit issued in favor of the Company and its lender in connection with the Engineering, Procurement and Construction Services Fixed Price Contract dated August 9, 2006 with Delta-T, which has been amended (the “EPC Contract”).  The Agreement also provides that upon the Company’s withdrawal of $3,000,000 from such letter of credit, the Company releases Delta-T and Bateman from all warranties, guarantees, third party vendor payments or claims, state and federal governmental and regulatory agency claims including the Nebraska Department of Environmental Quality, additional letter of credit amounts, and parental guarantees related to the EPC Contract or the construction of the Company’s ethanol plant (collectively, the “Claims”), and the Company will indemnify Delta-T and Bateman from such Claims.  In addition, Delta-T and Bateman release the Company from all Claims under the EPC Contract or the construction of the Company’s ethanol plant.  The Agreement resolves all outstanding issues among the Company, Bateman and Delta-T relating to the EPC Contract and construction of the Company’s ethanol plant.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

10.1	Settlement Agreement and Mutual Release Between Delta-T Corporation, Bateman Engineering Inc., Bateman-Litwin N.V. and NEDAK Ethanol, LLC entered on March 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEDAK ETHANOL, LLC

Date: March 24, 2010	By:	/s/ Jerome Fagerland
Jerome Fagerland
President

Exhibit Index

Exhibit Number	Description

10.1	Settlement Agreement and Mutual Release Between Delta-T Corporation, Bateman Engineering Inc., Bateman-Litwin N.V. and NEDAK Ethanol, LLC entered on March 19, 2010.